SECOND AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS SECOND AMENDMENT, dated as of the 13th day of June, 2018, to the Distribution Agreement dated as of March 20, 2014 (the "Agreement"), as amended, is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and Quasar Distributors, LLC, a Delaware limited liability company (the "Distributor.")

WHEREAS, the parties to the Agreement desire to amend the Agreement in the manner set forth herein; and

WHEREAS, the parties to the Agreement desire to amend the listed series of the Trust to add the Pzena International Small Cap Value Fund.

NOW THEREFORE, pursuant to Section 11 of the Agreement, the parties hereby amend the Agreement as follows:

Exhibit A is hereby superseded and replaced with the Amended Exhibit A attached hereto

The Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

ADVISORS SERIES TRUST                                                                                                         QUASAR DISTRIBUTORS, LLC

By: /s/ Douglas G. Hess                                                                                                                 By: /s/ James R. Schoenike

Printed Name: Douglas G. Hess                                                                                                    Printed Name:  James R. Schoenike

Title:     President                                                                                                                            Title:  President

Amended Exhibit A
to the
Distribution Agreement

Fund Names

Separate Series of Advisors Series Trust

Name of Series	Date Added
Pzena Mid Cap Value Fund	On or after March 20, 2014
Pzena Emerging Markets Value Fund	On or after March 20, 2014
Pzena Long/Short Value Fund	On or after March 20, 2014
Pzena Small Cap Value Fund	On or after March 9, 2016
Pzena International Small Cap Value Fund	On or after June 13, 2018